Exhibit 99.1

Media Contact: Heather Worley; 214.932.6827
heather.worley@texascapitalbank.com
Investor Contact: Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com

Texas Capital Bancshares Announces Offering of 1.75 Million Shares of Common Stock

DALLAS (July 25, 2012) – Texas Capital Bancshares, Inc. (NASDAQ: TCBI) announced today that it has commenced a public offering of 1.75 million shares of its common stock. The underwriters will have a 30-day option to purchase up to an additional 15% of the amount of common stock from Texas Capital to cover over-allotments, if any.

Macquarie Capital (USA) Inc. and Deutsche Bank Securities Inc. will serve as joint bookrunning managers for this offering.

Texas Capital intends to use the net proceeds from the offering for general corporate purposes, including providing capital support for the growth of Texas Capital Bank.

Texas Capital has filed a registration statement (including a prospectus) with the SEC for the offering. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that Texas Capital has filed with the SEC for more complete information about Texas Capital and the offering. Investors may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Texas Capital, the joint bookrunning managers or any dealer participating in the offering will arrange to send investors the prospectus if requested by contacting Macquarie Capital (USA) Inc., 125 West 55th Street, New York, NY 10019, Attn: Prospectus Department, by emailing US.Prospectus@Macquarie.com or by calling 888-268-3937, or Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836 , by emailing prospectus.cpdg@db.com or by calling 800-503-4611.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT TEXAS CAPITAL BANCSHARES, INC

Texas Capital Bancshares (NASDAQ: TCBI), a member of the Russell 2000™ Index, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements, including, but not limited to, statements that relate to a common stock offering and whether or not Texas Capital will consummate such offering. Forward-looking statements are based on Texas Capital’s current estimates or expectations of future events or future results. Texas Capital is under no obligation, and expressly disclaims such obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events, or otherwise. A number of factors, many of which are beyond Texas Capital’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the prospectus supplement relating to the offering and the Annual Report on Form 10-K and other filings made by Texas Capital with the Securities and Exchange Commission (SEC).

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

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